UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

VALLON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40034	82-4369909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. 18th Street, Suite 300, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 207-3606
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VLON	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 20, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Vallon Pharmaceuticals, Inc. (the “Company”) recommended, and the Board voted to approve, the salary increase for its President and Chief Executive Officer to $400,000 per year, from $330,000 per year, in connection with the completion of the Company’s initial public offering of its common stock, and the performance of the Company and such officer for the fiscal year ended December 31, 2020. The salary increase for the executive is effective as of April 20, 2021. The Board also approved certain severance and change in control benefits in connection with the salary increase.

Under the terms approved by the Board, in the event of an involuntary termination by the Company or termination by the President and Chief Executive Officer for good reason, the President and Chief Executive Officer will receive:

•	continued base salary for a period of 12 months, plus a pro-rated bonus for the year of termination, based on actual performance results for the entire year, and provided he was employed for at least six months during that year; and

•	if he elects to continue receiving group health insurance coverage pursuant to COBRA, subsidized premiums for COBRA continuation coverage for a period of 12 months (or such earlier date that he obtains alternative coverage), such that he will continue to pay the premium cost for active employees who receive the same type of coverage during that period.

In the event of a termination within 12 months after the occurrence of a change in control transaction, the President and Chief Executive Officer will receive:

•	continued base salary for a period of 18 months, plus a lump sum payment equal to 150% of his target bonus, without proration, for the fiscal year of termination;

•	if he elects to continue receiving group health insurance coverage pursuant to COBRA, subsidized premiums for COBRA continuation coverage for a period of 18 months (or such earlier date that he obtains alternative coverage), such that he will continue to pay the premium cost for active employees who receive the same type of coverage during that period; and

•	accelerated vesting of all outstanding stock-based awards held by the executive as of the date of termination, with any performance awards deemed satisfied at the “target” performance level, and any stock options remaining outstanding for their full term.

In exchange for the severance benefits described above, the President and Chief Executive Officer must comply with certain confidentiality, non-competition and non-solicitation provisions, return all company property, and sign a release of claims in favor of the Company.

In connection with the salary increase and benefits described above, the Company will enter into a new employment agreement with its President and Chief Executive Officer, a copy of which will be filed by the Company with a Quarterly Report on Form 10-Q (the “Employment Agreement”). The description of the terms above are qualified in their entirety by reference to the Employment Agreement.

In deciding to approve the salary increase and severance arrangements described above, the Board considered the Company’s performance relative to specified corporate goals, and other factors, including the executive’s compensation relative to the Company’s peer companies, and recommendations of the Compensation Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2021	VALLON PHARMACEUTICALS, INC.

	By:	/s/ David Baker
David Baker
President and Chief Executive Officer

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